UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2009

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2009, the Compensation Committee of the Board of Directors took the following actions related to: (1) adoption of performance metrics for 2009 variable compensation (payable in 2010) under the Company’s Performance Incentive and Goalsharing Plans; (2) adoption of performance metrics for 2009 performance share units under the Company’s Incentive Stock Plan under the 2005 Employee Equity Participation Program, as amended; and (3) adjustment of certain benefits to Mr. James R. Houghton as Chairman Emeritus and as a Director.

Variable Compensation

On February 4, 2009, the Compensation Committee of the Company’s Board of Directors adopted corporate performance metrics for 2009 Variable Compensation (payable in 2010) under the Corporation’s Performance Plan (with over 3,000 eligible employees) and over 130 Goalsharing Plans (in which nearly all 25,000 employees are eligible). Adjusted net profit after taxes was approved as the corporate performance metric for those two plans. For Messrs. Weeks, Volanakis, Flaws, Gregg and Miller, the 2009 Performance Incentive Plan awards will be based entirely on a corporate performance factor of adjusted net profit after taxes, and they will have their 2009 Goalsharing awards (ranging from 0% to 10% of base salary, with a target of 5%) determined as the average of all employees receiving awards under all of the Goalsharing plans.

The metrics for other participants in the Performance Incentive Plan include the same corporate performance factor based on adjusted net profit after taxes, as well as a performance factor based on performance against individual and/or business unit objectives. The Compensation Committee had established target percentages for variable compensation as a percent of salary under this Performance Incentive Plan. For Messrs. Weeks, Volanakis, Flaws, Gregg and Miller, the target percentages of base salary for 2009 are: 100%, 85%, 80%, 75% and 75%, respectively. If earned at target levels, cash award amounts payable to them in 2010 for 2009 Performance Incentive Plan performance would be the same as last year’s target levels.

Incentive Stock Plan

On February 4, 2009, the Compensation Committee of the Company’s Board of Directors adopted corporate performance metrics for the 2009 performance share units awarded under the Company’s Incentive Stock Plan under the 2005 Employee Equity Participation Program, as amended. Approximately 190 employees, including executive officers, participate. The corporate performance metrics for the 2009 performance share units are adjusted earnings per share and adjusted operating cash flow of the Company in 2009. Actual award opportunity can range from 0% to 150% of the target award based on actual performance against goals. Performance share units earned, unearned, or forfeited based upon 2009 corporate performance will have restrictions on transfer and the possibility of forfeiture until February 1, 2012. The Compensation Committee previously approved target grants of performance share units for the Company’s named executive officers as defined in Regulation S-K item 402(a)(3): Wendell P. Weeks was awarded 353,000 performance share units for 2009 at target level; Peter F. Volanakis was awarded 235,000; James B. Flaws was awarded 165,000; Kirk P. Gregg was awarded 118,000; and Joseph A. Miller, Jr. was awarded 135,000 such performance share units for 2009 at target level. For these performance share units awards, the number of units earned will be determined in February 2010 based on actual 2009 financial results compared to the corporate performance metrics established for the 2009 Incentive Stock Plan on February 4, 2009 by the Compensation Committee. Any of these units that are earned based upon 2009 performance will become restricted shares and subject to forfeiture through February 1, 2012 for all participants.

The Variable Compensation Plan is on file with the Securities and Exchange Commission as Exhibit 2 of Corning’s Proxy Statement, Definitive 14A filed March 8, 2006. The 2005 Employee Equity Participation Program is filed as Exhibit 1 to Corning Proxy Statement, Definitive 14A filed March 1, 2005; and the Second Amended 2005 Employee Equity Participation Program as revised in April 2008 and approved by shareholders is Exhibit 10 to Corning’s Report on Form 8-K filed on April 25, 2008.

Continuing Benefits to James R. Houghton

On February 4, 2009, the Compensation Committee of the Company’s Board of Directors also approved and adjusted certain continuing benefits to Mr. James R. Houghton as Chairman Emeritus and as a Corning Director. The Compensation Committee (consisting solely of independent directors) on March 12, 2008 previously had approved Mr. Houghton continuing to receive certain services and benefits, including a security system at his residence; use of Corning Incorporated aircraft for Corning business and personal travel; office space and administrative assistant services as described in a Corning Report on Form 8-K filed March 14, 2008. On February 4, 2009, the Compensation Committee again approved such continuing benefits to Mr. Houghton in 2009, with total 2008 attributed costs of $597,104 in the aggregate for: personal use of Company aircraft, other travel expenses, home security, club memberships, office space, salaries and benefits for administrative staff, office supplies and services, computer/information technology and expenses. These 2008 costs are $158,338 lower than such costs in 2007. The Compensation Committee approved continuation of such benefits for 2009 in recognition of Mr. Houghton’s ongoing service to Corning as a Director and as Chairman Emeritus.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2009 and effective on that day, the Corning Incorporated Board of Directors amended several sections of the By-Laws of the registrant as described below.

The February 4, 2009 amendments to the By-Laws include:

Meetings of Shareholders:

(1) Article II, §4 -- Clarifies meeting notices go to address supplied by shareholders.

(2) Article II, §5 -- Clarifies waiver of meeting notice may be written or electronic.

(3) Article II, §7 and §8, Others -- Changes Preliminary Certificate to Restated Certificate of Incorporation as amended.

(4) Article II, §9 -- On shareholder votes, clarifies election of directors is plurality vote, and other matters require majority of votes cast.

Directors:

(5) Article III, §2(a)(2) -- Adds requirement that shareholder proposal proponent must disclose any direct or indirect interest in Corning stock (swaps, hedges, profit sharing, etc.).

(6) Article III, §2(c)(2) -- Changes News Service to Newswires.

(7) Article III, §10 -- Deletes specific section on Board adopting savings plans and selling stock to employees.

(8) Article III, §11 -- Deletes specific section on Board providing for retirement annuities or pensions to employees.

Miscellaneous:

(9) Article VIII, §4(a) -- Revises director and officer indemnification section to better track New York Business Corporation Law. Deletes language requiring company consent to settlement and barring indemnity where bad faith or dishonesty.

(10) Article VIII, §4(b) -- Deletes indemnity procedure for Board or shareholder approval, but retains advancement of expenses and repayment steps.

(11) Throughout -- Changes "stockholder" to "shareholder".

(12) Throughout -- Inserts titles in place of him/he to make document gender neutral.

The By-Laws as amended to and effective as of February 4, 2009 are attached hereto as Exhibit 3.1; and the previous By-Laws as of October 3, 2007 are attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

Exhibits

3.1. 2009 By-Laws dated February 4, 2009

3.2. 2007 By-Laws dated October 3, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

February 10, 2009	By:	Vincent P. Hatton

Name: Vincent P. Hatton
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	2009 By-Laws
3.2	2007 By-Laws